Exhibit 99.1

Copano Energy, L.L.C.	News Release

	Contacts:	Matt Assiff, SVP & CFO
Copano Energy, L.L.C.
713-621-9547

FOR IMMEDIATE RELEASE
Ken Dennard / ksdennard@drg-e.com
Jack Lascar / jlascar@drg-e.com
DRG&E / 713-529-6600
COPANO ENERGY EXPANDS COMMODITY HEDGING PORTFOLIO
     HOUSTON — December 19, 2006 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today additions to its commodity risk management portfolio through the purchase of product-specific natural gas liquids and West Texas Intermediate (WTI) crude oil puts. As detailed in the attached exhibit, during the week of December 11, Copano Energy purchased puts for propane, iso-butane, normal butane and WTI crude oil from four investment grade counterparties in accordance with its risk management policy. The puts will be settled monthly over a five-year period beginning in January 2007 and ending December 2011. These options were implemented as cash flow hedges to mitigate the potential impact of decreases in natural gas liquids and condensate prices on its Texas Gulf Coast Processing and Mid-Continent Operations segments and to supplement the Company’s existing hedging portfolio. Copano Energy paid approximately $23.6 million for these newly-acquired put options.
     “These additions to our option portfolio reflect Copano’s ongoing program to reduce exposure to commodity price volatility,” said John Eckel, Chairman and Chief Executive Officer of Copano Energy.
     Houston-based Copano Energy, L.L.C. is a midstream natural gas company with natural gas gathering, intrastate pipeline and natural gas processing assets in the Texas Gulf Coast region and in central and eastern Oklahoma.
     This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the company based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. These statements include, but are not limited to statements with respect to future distributions. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause the company’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include an inability to obtain new sources of natural gas supplies, the loss of key producers that supply natural gas to the company, key customers reducing the volume of natural gas and natural gas liquids they purchase from us, a decline in the price and market demand for natural gas and natural gas liquids, the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment and other factors detailed in the company’s Securities and Exchange Commission filings.

EXHIBIT A
Copano Energy, L.L.C.
Summary of Commodity Hedges Purchased during the Week of December 11, 2006 (all hedges are settled monthly):
Purchased TET Propane Puts

	Put Strike	Put Volumes
	(per gallon)	Barrels/d
Calendar 2007	$0.9000	1,100
Calendar 2008	$0.8975	1,100
Calendar 2009	$0.8725	2,200
Calendar 2010	$0.8500	1,100
Calendar 2011	$0.8265	1,100
Purchased Non-TET Iso-Butane Puts

	Put Strike	Put Volumes
	(per gallon)	Barrels/d
Calendar 2007	$1.0750	200
Calendar 2008	$1.0900	250
Calendar 2009	$1.0600	450
Calendar 2010	$1.0350	300
Calendar 2011	$1.0205	300
Purchased Non-TET Normal-Butane

	Put Strike	Put Volumes
	(per gallon)	Barrels/d
Calendar 2007	$1.0675	150
Calendar 2008	$1.0800	300
Calendar 2009	$1.0525	700
Calendar 2010	$1.0300	300
Calendar 2011	$1.0205	300
Purchased WTI Crude Oil Puts

	Put Strike	Put Volumes
	(per barrel)	Barrels/d
Calendar 2007	$55.00	250
Calendar 2008	$55.00	1,000
Calendar 2009	$55.00	1,000
Calendar 2010	$55.00	1,000
Calendar 2011	$55.00	1,000